EXHIBIT 10.56

                             iCapital Finance, Inc.
                          2603 Main Street, Suite #1150
                                Irvine, CA 92614
                     Ph.: (949) 260-8070 Fax: (949) 260-0116

                     FINANCIAL CONSULTING SERVICES AGREEMENT

       This Financial Consulting Services Agreement (the "Agreement") is entered this 19th day of September, 2002 by and between iCapital Finance, Inc. ("Consultant"), a California corporation, and Linda B. Grable (an "Individual and Client") to provide services for Imaging Diagnostic Systems, Inc. (OTC BB:
IMDS) a Florida corporation, with reference to the following:

                              Preliminary Statement

     A. The Client desires to be assured of the association and services of the Consultant in order to avail itself of the Consultant's experience, skills, abilities, knowledge, and background to facilitate long range strategic planning, and to advise the Client in business and/or financial matters and is therefore willing to engage the Consultant upon the terms and conditions set forth herein.

     B. Consultant desires to be assured, and Client desires to assure Consultant, that, if Consultant associates with Client and allocates its resources necessary to provide Client the aforementioned services, that Consultant will be paid the consideration described herein and said consideration will be nonrefundable, regardless of the circumstances, and therefore Consultant agrees to be engaged and retained by the Client on the terms and conditions set forth herein.

     C. The Consultant agrees to be engaged and retained by the Individual for services to be provided to Client and upon the terms and conditions set forth herein.

      NOW, THEREFORE, in consideration of the foregoing preliminary statement, and of the mutual promises hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. Engagement. Individual hereby engages Consultant on a non-exclusive basis, and Consultant hereby accepts the engagement to become a financial consultant to the Client and to render such advice, consultation, information, and services to the Directors and/or Officers of the Client regarding general financial and business matters including, but not limited to:

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     a.   Corporate planning, strategy and negotiations with potential strategic business partners and/or other general consulting needs as expressed by Client;
     b.   Business development and business advertising;
     c. Due diligence processes, capital structures, capital sources and financial transactions;
     d. Structuring and providing alternative sources for accounts receivable, purchase order and other asset financing.
     e.   Banking methods and systems;
     f.   e-Consulting providing business solutions;
     g. Guidance and assistance in available alternatives to maximize shareholder value;
     h. Periodic reporting as to developments concerning the general financial markets and public securities markets and industry which may be relevant or of interest or concern to the Client or the Client's business;
     i. Periodic preparation and distribution of research reports and information to the broker/dealer and investment banking community.

     It is expressly understood that Consultant shall have no power to bind Client to any contract or obligation or to transact any business in Client's name or on behalf of Client in any manner.

     It is expressly understood and agreed by Individual that, in reliance upon Individual's representations, warranties and covenants contained herein, immediately upon execution and delivery of this Agreement by Individual, Consultant is setting aside and allocating for the benefit of Client valuable resources (including, without limitation, capital and reservation of work schedules of employees) required to fulfill Consultant's obligations hereunder and in doing so, Consultant will necessarily forebear from undertaking other opportunities and commitments (that would result in enrichment to Consultant) in order to be available to provide Client the services contemplated by this Agreement.

     2. Term. The term ("Term") of this Agreement shall commence on the date hereof and continue for twelve (12) months. The Agreement may be extended upon agreement by both parties, unless or until the Agreement is terminated. Either party may cancel this Agreement upon five (5) days written notice in the event either party violates any material provision of this Agreement and fails to cure such violation within five (5) days of written notification of such violation from the other party. Such cancellation shall not excuse the breach or non-performance by the other party or relieve the breaching party of its obligation incurred prior to the date of cancellation, including, without limitation, the obligation of Client to pay the nonrefundable consideration described in paragraph 4a. hereof.

     3. Due Diligence. The Company and/or Client shall supply and deliver to the Consultant all information relating to the Client Company's business as may be

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reasonably requested by the Consultant to enable the Consultant to make an assessment of the Client's company and business prospects and provide the consulting services described herein.

     4. Compensation and Fees. As consideration for Consultant entering into this Agreement, Individual agrees to pay and deliver to Consultant the following consideration, which consideration is nonrefundable regardless of the circumstances:

          a. Certificates representing an aggregate of one million (1,000,000) shares of free trading common stock ("Shares"). Shares are payable in two payments: The first payment of five hundred thousand (500,000) shares is due on the date hereof, and the second payment of five hundred thousand (500,000) shares is due 60 days after the date hereof.

               The Shares, when issued as directed by Consultant, will be duly authorized, validly issued and outstanding, fully paid and non-assessable, and will not be subject to any liens or encumbrances. Securities shall be issued to Consultant in accordance with a mutually acceptable plan of issuance as to relieve securities or Consultant from restrictions upon transferability of shares in compliance with applicable registration provisions or exemptions.

     After careful review and extensive discussions and negotiations between Individual and Consultant and their advisors, Individual agrees that, when received by Consultant, the above-described consideration shall be nonrefundable regardless of the circumstances, whether foreseen or unforeseen upon execution and delivery of this Agreement. Individual further acknowledges and agrees that said consideration is earned by Consultant: (1) upon Individual's execution and delivery of the Agreement and prior to the provision of any service hereunder;
(2) in part, by reason of Consultant's agreement to make its resources available to serve Client and as further described in the Preliminary Statement and elsewhere herein; and (3) regardless of whether Individual seeks to terminate this Agreement prior to consultant's delivery of any services hereunder. If Individual takes any action to terminate this Agreement or to recover any consideration paid or delivered by Individual to Consultant other than by reason of Consultant's gross negligence or willful misconduct, Consultant shall be entitled to all available equitable remedies, consequential and incidental damages and reasonable attorneys' fees and costs incurred as a result thereof, regardless of whether suit is filed and regardless of whether Individual or Consultant prevails in any such suit.

     5. Representations, Warrants and Covenants. The Individual represents, warrants and covenants to the Consultant as follows:

          a. The Individual has the full authority, right, power and legal capacity to enter into this Agreement and Client is able to consummate the transactions which are provided for herein. The

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               execution of this Agreement by the Individual and its delivery to the Consultant, and the consummation by it of the transactions which are contemplated herein have been duly approved and authorized by all necessary action by the Client's Board of Directors and no further authorization shall be necessary on the part of the Client for the performance and consummation by the Client of the transactions which are contemplated by this Agreement.

          b. The business and operations of the Client have been and are being conducted in all material respects in accordance with all applicable laws, rules and regulations of all authorities which affect the Client or its properties, assets, businesses or prospects. The performance of this Agreement shall not result in any breach of, or constitute a default under, or result in the imposition of any lien or encumbrance upon any property of the Client or cause an acceleration under any arrangement, agreement or other instrument to which the Client is a party or by which any of its assets are bound. The Client has performed in all respects all of its obligations which are, as of the date of this Agreement, required to be performed by it pursuant to the terms of any such agreement, contract or commitment.

     6. Exclusivity; Performance; Confidentiality. The services of Consultant hereunder shall not be exclusive, and Consultant and its agents may perform similar or different services for other persons or entities whether or not they are competitors of Client. The Consultant agrees that it will, at all times, faithfully and in a professional manner perform all of the duties that may be reasonably required of the Consultant pursuant to the terms of this Agreement. Consultant shall be required to expend only such time as is necessary to service Client in a commercially reasonable manner. The Consultant does not guarantee that its efforts will have any impact upon the Company's business or that there will be any specific result or improvement from the Consultant's efforts. Consultant acknowledges and agrees that confidential and valuable information proprietary to Client and obtained during its engagement by the Individual, shall not be, directly or indirectly, disclosed without the prior express written consent of the Client, unless and until such information is otherwise known to the public generally or is not otherwise secret and confidential.

     7. Independent Contractor. In its performance hereunder, Consultant and its agents shall be an independent contractor. Consultant shall complete the services required hereunder according to his own means and methods of work, shall be in the exclusive charge and control of Consultant and which shall not be subject to the control or supervision of Individual or Client, except as to the results of the work. Individual acknowledges that nothing in this Agreement shall be construed to require Consultant to provide services to Client at any specific time, or in any specific place or manner. Payments to consultant hereunder shall not be subject to withholding taxes or other employment taxes as required with respect to compensation paid to an employee.

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     8. Arbitration and Fees. Any controversy or claim arising out of or relating to this Agreement, or breach thereof, may be resolved by mutual agreement; or if not, shall be settled in accordance with the Arbitration rules of the American Arbitration Association in Irvine, California. Any decision issued therefrom shall be binding upon the parties and shall be enforceable as a judgment in any court of competent jurisdiction. The prevailing party in such arbitration or other proceeding shall be entitled, in addition to such other relief as may be granted, to a reasonable sum as and for attorney's fees in connection with such arbitration or other proceeding in such amount as may be determined by the arbitrator or other officer in such proceeding. If collection is required for any payment not made when due, the creditor shall collect statutory interest and the cost of collection, including attorney's fees whether or not court action is required for enforcement. The prevailing party in any such proceeding shall also be entitled to reasonable attorneys' fees and costs in connection all appeals of any judgment.

     9. Notices. Any notice or other communication required or permitted hereunder must be in writing and sent by either (i) certified mail, postage prepaid, return receipt requested and First Class mail, (ii) overnight delivery with confirmation of delivery, or (iii) facsimile transmission with an original mailed by first class mail, postage prepaid, addressed as follows:

         If to the Individual and Client:   Linda B. Grable
                                            c/o 6531 N.W. 18th Court
                                            Plantation, FL 33313
                                            Facsimile No.: (954) 581-0555

         If to the Office:                  Imaging Diagnostic Systems, Inc.
                                            Attention: Linda Grable
                                            6531 N.W. 18th Court
                                            Plantation, FL 33313
                                            Facsimile No.: (954) 581-0555

         If to Consultant:                  iCapital Finance, Inc.
                                            Attention: Randall Letcavage
                                            2603 Main Street, Suite #1150
                                            Irvine, CA 92614
                                            Facsimile No.: (949) 260-0116

or in each case to such other address and facsimile number as shall have last been furnished by like notice. If mailing is impossible due to an absence of postal service, and other methods of sending notice are not otherwise available, notice shall be hand-delivered to the aforesaid addresses. Each notice or communication shall be deemed to have been given as of the date so mailed or delivered, as the case may be; provided, however, that any notice sent by facsimile shall be deemed to have been given as of the date sent by facsimile if a copy of such notice is also mailed by first class mail on the date sent by facsimile; if the date of mailing is not the same as the date of sending by

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facsimile, then the date of mailing by first class mail shall be deemed to be the date upon which notice given.

           10. Additional Provisions. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision and no waiver shall constitute a continuing waiver. No waiver shall be binding unless executed in writing by the party making the waiver. No supplement, modification, or amendment of this Agreement shall be binding unless executed in writing by all parties. This Agreement constitutes the entire agreement between the parties and supersedes any prior agreements or negotiations. There are no third party beneficiaries of this Agreement. This Agreement shall be governed by and construed in accordance with the internal laws of the State of California, regardless of laws of conflicts.

     11. Counterparts. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     12. Preliminary Statement. The Preliminary Statement is incorporated herein by this reference and made a material part of this Agreement.

            IN WITNESS WHEREOF, the parties hereto have entered into this Agreement on the date first written above.


                                    "Individual and Client"

                                    Linda B. Grable


                                    Signature: /s/ Linda B. Grable
                                    Print name:  Linda B. Grable
                                    Print title: Individual

                                    "Consultant"

                                    iCapital Finance, Inc.


                                    Signature: /s/ Randall Letcavage
                                    Print name:  Randall Letcavage
                                    Print title: Managing Director


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